Exhibit 10.1

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE AND DISTRIBUTION THEREOF, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL IN A FORM REASONABLY ACCEPTABLE TO COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED DUE TO AN EXEMPTION THEREFROM UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

Date of Issuance: March 20, 2013

WARRANT TO PURCHASE

SHARES OF PREFERRED STOCK OF

MULBERRY HEALTH INC.

(Void after September 30, 2023)

This certifies that VENTURE LENDING & LEASING VI, LLC, a Delaware limited liability company, or assigns (“Holder”), for value received, is entitled to purchase from MULBERRY HEALTH INC., a Delaware corporation (“Company”), the Applicable Number (hereinafter defined) of fully paid and nonassessable shares of Company’s Next Round Stock (hereinafter defined), for cash, at a purchase price per share hereinafter determined (the “Stock Purchase Price”). Holder may also exercise this Warrant on a cashless or “net issuance” basis as described in Section 1(b) below, and this Warrant shall be deemed to have been exercised in full on such basis on the Expiration Date, to the extent not fully exercised prior to such date. This Warrant is issued in connection with that certain Loan and Security Agreement and Supplement thereto, both of even date herewith (as amended, restated and supplemented from time to time, the “Loan Agreement” and the “Supplement”, respectively), between Company, as borrower, and Holder’s subsidiary, Venture Lending & Leasing VI, Inc., as lender (“Lender”). Capitalized terms used herein and not otherwise defined in this Warrant shall have the meaning(s) ascribed to them in the Loan Agreement and the Supplement, unless the context would otherwise require.

The “Applicable Number” of shares of Next Round Stock purchasable hereunder shall be the number obtained by dividing (A) the sum of (i) $183,750, plus (ii) the product of (x) 0.0525 and (y) the aggregate original principal amount of the Loans advanced to Company by Lender under the First Tranche (hereinafter defined) of Lender’s Commitment, plus (iii) the product of (x) 0.105 and (y) the aggregate original principal amount of the Loans advanced to Company by Lender under the Second Tranche (hereinafter defined) of Lender’s Commitment (such sum sometimes referred to herein as the “Coverage Amount”), by (B) the Stock Purchase Price. The Stock Purchase Price shall be equal to the Next Round Price (hereinafter defined). If in any case the Applicable Number includes a fraction, the fraction shall be adjusted to the closest integral number. For purposes of this Warrant: the “First Tranche” of Lender’s Commitment means $3,500,000; and the “Second Tranche” of Lender’s Commitment means $1,500,000. For clarity, the parties agree that Borrowing Requests for Loans shall be applied initially against the First Tranche of Lender’s Commitment until the First Tranche has been fully funded; and then such Borrowing Requests for Loans shall be applied against the Second Tranche of Lender’s Commitment until the earlier of (i) the date the Second Tranche has been fully funded and (ii) the Termination Date for Lender’s Commitment has occurred.

The “Next Round Price” is the lowest price per share paid by an investor for Company’s equity securities issued in the Next Round (hereinafter defined) (the “Next Round Stock”), including for this purpose the value of all consideration given by an investor for such equity securities and specifically including any discounts afforded to investors and stockholders of Company upon conversion of any convertible promissory notes held by such investors and stockholders in connection with the Next Round or otherwise. The “Next Round” means the next bona fide round of equity financing after the date hereof in which Company sells or issues shares of its securities, and includes (and Holder shall be entitled to receive) any options, warrants, or other convertible securities or similar consideration issued or delivered to investors in connection with such equity financing in such round; provided that the Next Round excludes (i) any additional sales of Company’s Series A Preferred Stock and (ii) any sales of Series A-1 Preferred Stock to General Catalyst Group VI, L.P., or its affiliates, pursuant to that certain Call Option Agreement dated as of February 19, 2013.

As soon as reasonably practicable after the occurrence or non-occurrence of the latest event or condition necessary to determine (i) the Coverage Amount, (ii) the actual number and type of shares of Company’s stock issuable upon exercise of this Warrant, or (iii) the Stock Purchase Price, if applicable, Company shall deliver a supplement to this Warrant (subsequent to a request by Holder therefor), in substantially the form of Exhibit “A” attached hereto, specifying the total number and series of shares of Next Round Stock issuable hereunder after giving effect to the foregoing calculations, and otherwise completed with such quantity and price terms and other information as have been determined as a result of the occurrence or non-occurrence of such events or conditions. The provisions of such supplement, once completed and executed, shall control the interpretation and exercise of this Warrant; provided, however, that the failure of Company to deliver such supplement shall not affect the rights of the Holder of this Warrant to receive the number and type of shares of Next Round Stock as set forth herein.

Subject to Section 4.3, this Warrant may be exercised at any time or from time to time up to and including 5:00 p.m. (Pacific time) on September 30, 2023 (the “Expiration Date”), upon surrender to Company at its principal office at 295 Lafayette Street, 7th Floor, New York, NY 10012 (or at such other location as Company may advise Holder in writing) of this Warrant properly endorsed with the Form of Subscription attached hereto duly completed and signed and upon payment in cash or by check of the aggregate Stock Purchase Price for the number of shares for which this Warrant is being exercised determined in accordance with the provisions hereof. The Stock Purchase Price and the number of shares purchasable hereunder are subject to further adjustment as provided in Section 4 of this Warrant.

Notwithstanding anything to the contrary above, in the event that Company has satisfied the conditions precedent in Section 4.1, Section 4.2(a), Section 4.2(c), Section 4.2(d), Section 4.2(e) and Section 4.2(g) of the Loan Agreement and Lender fails or refuses to make any Loan under its Commitment then this Warrant shall be surrendered to Company by Holder for cancellation.

This Warrant is subject to the following terms and conditions:

1. Exercise; Issuance of Certificates; Payment for Shares.

(a) Unless an election is made pursuant to clause (b) of this Section 1, this Warrant shall be exercisable at the option of Holder, at any time or from time to time, on or before the Expiration Date for all or any portion of the shares of Next Round Stock (but not for a fraction of a share) which may be purchased hereunder for the Stock Purchase Price multiplied by the number of shares to be purchased. In the event, however, that pursuant to Company’s Certificate of Incorporation, as amended and restated from time to time (the “Charter”), an event causing automatic conversion of Company’s Next Round Stock shall have occurred prior to the exercise of this Warrant, in whole or in part, then this Warrant shall be exercisable for the number of shares of Common Stock of Company into which the Next Round Stock not purchased upon any prior exercise of this Warrant would have been so converted (and, where the context requires, reference to “Next Round Stock” shall be deemed to be or include such Common Stock, as may be appropriate). Company agrees that the shares of Next Round Stock purchased under this Warrant shall be and are deemed to be issued to Holder hereof as the record owner of such shares as of the close of business on the date on which the form of subscription shall have been delivered and payment made for such shares. Subject to the provisions of Section 2, certificates for the shares of Next Round Stock so purchased, together with any other securities or property to which Holder hereof is entitled upon such exercise, shall be delivered to Holder hereof by Company at Company’s expense within a reasonable time after the rights represented by this Warrant have been so exercised. Except as provided in clause (b) of this Section 1, in case of a purchase of less than all the shares which may be purchased under this Warrant, Company shall cancel this Warrant and execute and deliver a new Warrant or Warrants of like tenor for the balance of the shares purchasable under this Warrant surrendered upon such purchase to Holder hereof within a reasonable time. Each stock certificate so delivered shall be in such denominations of Next Round Stock as may be requested by Holder hereof and shall be registered in the name of such Holder or such other name as shall be designated by such Holder, subject to the limitations contained in Section 2.

(b) Holder, in lieu of exercising this Warrant by the cash payment of the Stock Purchase Price pursuant to clause (a) of this Section 1, may elect, at any time on or before the Expiration Date, to surrender this Warrant and receive that number of shares of Next Round Stock computed using the following formula:

X =	Y (A – B)
A

Where:	X	=	the number of shares of Next Round Stock to be issued to Holder.

	Y	=	the number of shares of Next Round Stock that Holder would otherwise have been entitled to purchase hereunder pursuant to Section 1(a) (or the applicable lesser number of shares in the case of a partial exercise of this Warrant).

	A	=	the Per Share Price (as defined in Section 1(c) below) of one (1)share of Next Round Stock at the time the net issuance electionunder this Section 1(b) is made.

	B	=	the Stock Purchase Price then in effect.

Election to exercise under this Section 1(b) may be made by delivering a signed form of subscription to Company via facsimile, to be followed by delivery of this Warrant. Notwithstanding anything to the contrary contained in this Warrant, if as of the close of business on the last business day preceding the Expiration Date this Warrant remains unexercised as to all or a portion of the shares of Next Round Stock purchasable hereunder, then effective as 9:00 a.m. (Pacific time) on the Expiration Date, Holder shall be deemed, automatically and without need for notice to Company, to have elected to exercise this Warrant in full pursuant to the provisions of this Section 1(b), and upon surrender of this Warrant shall be entitled to receive that number of shares of Next Round Stock computed using the above formula, provided that the application of such formula as of the Expiration Date yields a positive number for “X”.

(c) For purposes of Section 1(b), “Per Share Price” means:

(i) If this Warrant is exercised on the date of Company’s initial public offering of Common Stock, and if Company’s registration statement relating to such public offering has been declared effective by the Securities and Exchange Commission, then the Per Share Price shall be the product of (A) the initial “Price to Public” of the Common Stock specified in the final prospectus with respect to the offering, and (B) the number of shares of Common Stock into which each share of Next Round Stock exercised is convertible at the date of calculation.

(ii) If this Warrant is exercised after, and not on the date of Company’s initial public offering of Common Stock, and if Company’s Common Stock is traded on a securities exchange or actively traded over-the-counter:

(1) If Company’s Common Stock is traded on a securities exchange, the Per Share Price shall be deemed to be the product of (A) the closing price of Company’s Common Stock as quoted on any exchange, as published on Yahoo! Finance (or a successor thereto or equivalent publisher) for the trading day immediately prior to the date of Holder’s election hereunder and, (B) the number of shares of Common Stock into which each share of Next Round Stock exercised is convertible on such date.

(2) If Company’s Common Stock is actively traded over-the-counter, the Per Share Price shall be deemed to be the product of (A) the closing bid or sales price, whichever is applicable, of Company’s Common Stock for the trading day immediately prior to the date of Holder’s election hereunder and (B) the number of shares of Common Stock into which each share of Next Round Stock exercised is convertible on such date.

(iii) If neither (i) nor (ii) is applicable, the Per Share Price shall be determined in good faith by the Board of Directors of Company based on relevant facts and circumstances at the time of the net exercise under Section 1(b), including in the case of a Change of Control (as defined in Section 4.3 hereof) the consideration receivable by the holders of the Next Round Stock in such Change of Control and the liquidation preference (including any declared but unpaid dividends), if any, then applicable to the Next Round Stock.

2. Limitation on Transfer.

(a) This Warrant and the Next Round Stock shall not be transferable except upon the conditions specified in this Section 2, which conditions are intended to ensure compliance with the provisions of the Securities Act. Each holder of this Warrant or the Next Round Stock issuable hereunder will cause any proposed transferee of the Warrant or Next Round Stock to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Section 2. Notwithstanding the foregoing and any other provision of this Section 2, Holder may freely transfer all or part of this Warrant or the shares issuable upon exercise of this Warrant (or the securities issuable, directly or indirectly, upon conversion of the shares, if any), at Holder’s expense, at any time to any lender transferee of a portion of the loan commitment of Lender under the Loan Agreement, by giving Company notice of the portion of the Warrant being transferred setting forth the name, address and taxpayer identification number of the transferee, executing appropriate transfer documentation and surrendering this Warrant to Company for reissuance to the transferees(s) (and Holder, if applicable).

(b) Each certificate representing (i) this Warrant, (ii) the Next Round Stock, (iii) shares of Company’s Common Stock issued upon conversion of the Next Round Stock and (iv) any other securities issued in respect to the Next Round or Common Stock issued upon conversion of the Next Round upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted by the provisions of this Section 2 or unless such securities have been registered under the Securities Act or sold under Rule 144) be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required under applicable state securities laws):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE AND DISTRIBUTION THEREOF, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL IN A FORM REASONABLY ACCEPTABLE TO COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED DUE TO AN EXEMPTION THEREFROM UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

(c) Holder of this Warrant and each person to whom this Warrant is subsequently transferred represents and warrants to Company (by acceptance of such transfer) that it will not transfer this Warrant (or securities issuable upon exercise hereof unless a registration statement under the Securities Act was in effect with respect to such securities at the time of issuance thereof) except pursuant to (i) an effective registration statement under the Securities Act, (ii) Rule 144 under the Securities Act (or any other rule under the Securities Act relating to the disposition of securities), or (iii) an opinion of counsel, reasonably satisfactory to counsel for Company, that an exemption from such registration is available.

3. Shares to be Fully Paid; Reservation of Shares. Company covenants and agrees that all shares of Next Round Stock which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable and free from all preemptive rights of any stockholder and free of all taxes, liens and charges with respect to the issue thereof. Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, Company will at all times have authorized and reserved, for the purpose of issue or transfer upon exercise of the subscription rights evidenced by this Warrant, a sufficient number of shares of authorized but unissued Next Round Stock, or other securities and property, when and as required to provide for the exercise of the rights represented by this Warrant. Company will take all such action as may be necessary to assure that such shares of Next Round Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any domestic securities exchange upon which the Next Round Stock may be listed. Company will not take any action which would result in any adjustment of the Stock Purchase Price (as described in Section 4 hereof) (i) if the total number of shares of Next Round Stock issuable after such action upon exercise of all outstanding warrants, together with all shares of Next Round Stock then outstanding and all shares of Next Round Stock then issuable upon exercise of all options and upon the conversion of all convertible securities then outstanding, would exceed the total number of shares of Next Round Stock then authorized by Company’s Charter, (ii) if the total number of shares of Common Stock issuable after such action upon the conversion of all such shares of Next Round Stock together with all shares of Common Stock then outstanding and then issuable upon exercise of all options and upon the conversion of all convertible securities then outstanding would exceed the total number of shares of Common Stock then authorized by Company’s Charter or (iii) if the par value per share of the Next Round Stock would exceed the Stock Purchase Price.

4. Adjustment of Stock Purchase Price and Number of Shares. The Stock Purchase Price and the number of shares purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events described in this Section 4, provided, however, that no adjustment will be made pursuant to this Section 4 to the extent such adjustment would be duplicative of any adjustment set forth in the Company’s Certificate of Incorporation as in effect on the date of such adjustment. Upon each adjustment of the Stock Purchase Price, Holder of this Warrant shall thereafter be entitled to purchase, at the Stock Purchase Price resulting from such adjustment, the number of shares obtained by multiplying the Stock Purchase Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment, and dividing the product thereof by the Stock Purchase Price resulting from such adjustment.

4.1 Subdivision or Combination of Stock. In case Company shall at any time subdivide its outstanding shares of Next Round Stock into a greater number of shares, the Stock Purchase Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Next Round Stock of Company shall be combined into a smaller number of shares, the Stock Purchase Price in effect immediately prior to such combination shall be proportionately increased.

4.2 Dividends in Next Round Stock, Other Stock, Property, Reclassification. If at any time or from time to time the holders of Next Round Stock (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received or become entitled to receive, without payment therefor,

(a) Next Round Stock, or any shares of stock or other securities whether or not such securities are at any time directly or indirectly convertible into or exchangeable for Next Round Stock, or any rights or options to subscribe for, purchase or otherwise acquire any of the foregoing by way of dividend or other distribution,

(b) any cash paid or payable otherwise than as a cash dividend, or

(c) Next Round Stock or other or additional stock or other securities or property (including cash) by way of spin off, split-up, reclassification, combination of shares or similar corporate rearrangement, (other than shares of Next Round Stock issued as a stock split, adjustments in respect of which shall be covered by the terms of Section 4.1 above),

Then, subject to Section 4.3, and in each such case, Holder hereof shall, upon the exercise of this Warrant, be entitled to receive, in addition to the number of shares of Next Round Stock receivable thereupon, and without payment of any additional consideration therefor, the amount of stock and other securities and property (including cash in the cases referred to in clauses (b) and (c) above) which such Holder would hold on the date of such exercise had it been the holder of record of such Next Round Stock as of the date on which holders of Next Round Stock received or became entitled to receive such shares and/or all other additional stock and other securities and property.

4.3 Change of Control; IPO.

(a) In the event of a Change of Control (as hereinafter defined) in which the sole consideration payable to Company’s stockholders consists of equity securities of a privately-held company then this Warrant shall be automatically exchanged for a number of shares of Company’s securities, such number of shares being equal to the maximum number of shares issuable pursuant to the terms hereof (after taking into account all adjustments described herein) had Holder elected to exercise this Warrant immediately prior to the closing of such Change of Control and purchased all such shares pursuant to the cash exercise provision set forth in Section 1(a) hereof (as opposed to the cashless exercise provision set forth in Section 1(b)). Company acknowledges and agrees that Holder shall not be required to make any additional payment (cash or otherwise) for such shares as further consideration for their issuance pursuant to the terms of the preceding sentence. “Change of Control” shall mean any sale, license, or other disposition of all or substantially all of the assets of Company, any reorganization, consolidation, merger or other transaction involving Company where the holders of Company’s securities before the transaction beneficially own less than 50% of the outstanding voting securities of the surviving entity after the transaction. This Warrant shall terminate upon Holder’s receipt of the number of shares of Company’s equity securities described in this Section 4.3.

(b) In the event of (i) a Change of Control, other than of the type described in the first sentence of Section 4.3(a), or (ii) the consummation of a sale of Company’s securities pursuant to a registration statement filed by Company under the Securities Act (or pursuant to the laws of the jurisdiction in which the initial public offering is completed), in connection with the first firm commitment underwritten offering of Company’s securities to the general public that occurs after the date this Warrant is issued (“IPO”), Holder agrees to exercise this Warrant in accordance with Section 1(a) or Section 1(b) immediately prior to the closing of such transaction (and if Holder has not exercised prior to such time then this Warrant shall be deemed exercised in accordance with Section 1(b) immediately prior to the closing of such transaction). This Warrant shall terminate upon Holder’s receipt of the number of shares of Company’s equity securities described in this Section 4.3(b).

4.4 Sale or Issuance Below Purchase Price. The other antidilution rights applicable to the shares of Next Round Stock purchasable hereunder are set forth in Company’s Charter. Company shall promptly provide Holder hereof with any restatement, amendment, modification or waiver of the Charter promptly after the same has been made.

4.5 Notice of Adjustment. Upon any adjustment of the Stock Purchase Price, and/or any increase or decrease in the number of shares purchasable upon the exercise of this Warrant, Company shall give written notice thereof, by first class mail, postage prepaid, addressed to the registered holder of this Warrant at the address of such holder as shown on the books of Company. The notice, which may be substantially in the form of Exhibit “A” attached hereto, shall be signed by Company’s chief financial officer or officer substantially responsible for accounting and shall state the Stock Purchase Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

4.6 Other Notices. If at any time:

(a) Company shall declare any cash dividend upon its Next Round Stock;

(b) Company shall declare any dividend upon its Next Round Stock payable in stock or make any special dividend or other distribution to the holders of its Next Round Stock;

(c) Company shall offer for subscription pro rata to the holders of its Next Round Stock any additional shares of stock in connection with a Down Round or additional shares of stock of any class or other rights;

(d) there shall be any capital reorganization or reclassification of the capital stock of Company, or consolidation or merger of Company with, or sale of all or substantially all of its assets to, another entity;

(e) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of Company; or

(f) Company shall take or propose to take any other action, notice of which is actually provided to holders of the Next Round Stock;

then, in any one or more of said cases, Company shall give, by first class mail, postage prepaid, addressed to Holder of this Warrant at the address of such Holder as shown on the books of Company, (i) at least 20 days’ prior written notice of the date on which the books of Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, or other action and (ii) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, or other action, at least 20 days’ written notice of the date when the same shall take place. Any notice given in accordance with the foregoing clause (i) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Next Round Stock shall be entitled thereto. Any notice given in accordance with the foregoing clause (ii) shall also specify the date on which the holders of Next Round Stock shall be entitled to exchange their Next Round Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, or other action as the case may be.

4.7 Certain Events. If any change in the outstanding Next Round Stock of Company or any other event occurs as to which the other provisions of this Section 4 are not strictly applicable or if strictly applicable would not fairly effect the adjustments to this Warrant in accordance with the essential intent and principles of such provisions, then the Board of Directors of Company shall make in good faith an adjustment in the number and class of shares issuable under this Warrant, the Stock Purchase Price and/or the application of such provisions, in accordance with such essential intent and principles, so as to protect such purchase rights as aforesaid. The adjustment shall be such as will give Holder of this Warrant upon exercise for the same aggregate Stock Purchase Price the total number, class and kind of shares as Holder would have owned had this Warrant been exercised prior to the event and had Holder continued to hold such shares until after the event requiring adjustment.

5. Issue Tax. The issuance of certificates for shares of Next Round Stock upon the exercise of this Warrant shall be made without charge to Holder of this Warrant for any issue tax in respect thereof; provided, however, that Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the then Holder of this Warrant being exercised.

6. Closing of Books. Company will at no time close its transfer books against the transfer of this Warrant or of any shares of Next Round Stock issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant.

7. No Voting or Dividend Rights; Limitation of Liability. Nothing contained in this Warrant shall be construed as conferring upon Holder hereof the right to vote or to consent as a stockholder in respect of meetings of stockholders for the election of directors of Company or any other matters or any rights whatsoever as a stockholder of Company. No dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the shares purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised. No provisions hereof, in the absence of affirmative action by Holder to purchase shares of Next Round Stock, and no mere enumeration herein of the rights or privileges of Holder hereof, shall give rise to any liability of such Holder for the Stock Purchase Price or as a stockholder of Company, whether such liability is asserted by Company or by its creditors.

8. [Reserved].

9. Registration Rights. Holder hereof shall be entitled, with respect to the shares of Next Round Stock issued upon exercise hereof or the shares of Common Stock or other securities issued upon conversion of such Next Round Stock, as the case may be, to all of the “piggyback” and “S-3” registration rights granted by Company to the investors who purchase Next Round Stock to the same extent and on the same terms and conditions as possessed by such investors. Company shall take such action as may be reasonably necessary to assure that the granting of such registration rights to Holder does not violate the provisions of any of Company’s charter documents or rights of prior grantees of registration rights.

10. Rights and Obligations Survive Exercise of Warrant. The rights and obligations of Company, of Holder of this Warrant and of the holder of shares of Next Round Stock issued upon exercise of this Warrant, contained in Sections 6, 9, 18.7 and 19 shall survive the exercise of this Warrant. Notwithstanding the foregoing, the rights contained in Sections 6, 9, 18.7 and 19 shall terminate upon Holder’s entry into an Amended and Restated Investors’ Rights Agreement with Company and be superseded by the rights set forth therein.

11. Modification and Waiver. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

12. Notices. Any notice, request or other document required or permitted to be given or delivered to Holder hereof or Company shall be deemed to have been given (i) upon receipt if delivered personally or by courier (ii) upon confirmation of receipt if by telecopy or (iii) three business days after deposit in the US mail, with postage prepaid and certified or registered, to each such Holder at its address as shown on the books of Company or to Company at the address indicated therefor in the opening paragraphs of this Warrant.

13. Survival of Certain Obligations. All of the covenants and agreements of Company shall inure to the benefit of the successors and assigns of Holder hereof. Company will, at the time of the exercise of this Warrant, in whole or in part, upon request of Holder hereof but at Company’s expense, acknowledge in writing its continuing obligation to Holder hereof in respect of any rights (including, without limitation, any right to registration of the shares of Common Stock) to which Holder hereof shall continue to be entitled after such exercise in accordance with this Warrant; provided, that the failure of Holder hereof to make any such request shall not affect the continuing obligation of Company to Holder hereof in respect of such rights.

14. Descriptive Headings and Governing Law. The descriptive headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of California.

15. Lost Warrants or Stock Certificates. Company represents and warrants to Holder hereof that upon receipt of evidence reasonably satisfactory to Company of the loss, theft, destruction, or mutilation of any Warrant or stock certificate and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant or stock certificate, Company at its expense will make and deliver a new Warrant or stock certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

16. Fractional Shares. No fractional shares shall be issued upon exercise of this Warrant. Company shall, in lieu of issuing any fractional share, pay the holder entitled to such fraction a sum in cash equal to such fraction multiplied by the then effective Stock Purchase Price.

17. Representations of Holder. With respect to this Warrant, Holder represents and warrants to Company as follows:

17.1 Experience. It is experienced in evaluating and investing in companies engaged in businesses similar to that of Company; it understands that investment in this Warrant involves substantial risks; it has made detailed inquiries concerning Company, its business and services, its officers and its personnel; the officers of Company have made available to Holder any and all written information it has requested; the officers of Company have answered to Holder’s satisfaction all inquiries made by it; in making this investment it has relied upon information made available to it by Company; and it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in Company and it is able to bear the economic risk of that investment.

17.2 Investment. It is acquiring this Warrant for investment for its own account and not with a view to, or for resale in connection with, any distribution thereof. It understands that this Warrant, the shares of Next Round Stock issuable upon exercise thereof and the shares of Common Stock issuable upon conversion of the Next Round Stock, have not been registered under the Securities Act, nor qualified under applicable state securities laws.

17.3 Rule 144. It acknowledges that this Warrant, the Next Round Stock and the Common Stock must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. It has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act.

17.4 Access to Data. It has had an opportunity to discuss Company’s business, management and financial affairs with Company’s management and has had the opportunity to inspect Company’s facilities.

17.5 Accredited Investor. It is an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act.

18. Additional Representations and Covenants of Company. Company hereby represents, warrants and agrees as follows:

18.1 Corporate Power. Company has all requisite corporate power and corporate authority to issue this Warrant and to carry out and perform its obligations hereunder.

18.2 Authorization. All corporate action on the part of Company, its directors and stockholders necessary for the authorization, execution, delivery and performance by Company of this Warrant has been taken. This Warrant is a valid and binding obligation of Company, enforceable in accordance with its terms.

18.3 Offering. Subject in part to the truth and accuracy of Holder’s representations set forth in Section 17 hereof, the offer, issuance and sale of this Warrant is, and the issuance of Next Round Stock upon exercise of this Warrant and the issuance of Common Stock upon conversion of the Next Round Stock will be exempt from the registration requirements of the Securities Act, and are exempt from the qualification requirements of any applicable state securities laws; and neither Company nor anyone acting on its behalf will take any action hereafter that would cause the loss of such exemptions.

18.4 Listing; Stock Issuance. Company shall secure and maintain the listing of the Next Round Stock issuable upon exercise of this Warrant and the shares of Common Stock or other securities issuable upon conversion of such Next Round Stock upon each securities exchange or over-the-counter market upon which securities of the same class or series issued by Company are listed, if any. Upon exercise of this Warrant, Company will use its best efforts to cause stock certificates representing the shares of Next Round Stock purchased pursuant to the exercise to be issued in the names of Holder, its nominees or assignees, as appropriate at the time of such exercise. Upon conversion of the shares of Next Round Stock into shares of Common Stock, Company will issue the Common Stock in the names of Holder, its nominees or assignees, as appropriate.

18.5 Charter Documents. Company has provided Holder with true and complete copies of Company’s Charter, By-Laws, and each Certificate of Designation or other charter document setting, forth any rights, preferences and privileges of Company’s capital stock, each as amended and in effect on the date of issuance of this Warrant.

18.6 Intentionally Omitted.

18.7 Financial and Other Reports. From time to time up to the Expiration Date, Company shall furnish to Holder (i) within 30 days of delivery to Company’s Board of Directors after the close of each fiscal year of Company, a balance sheet and statement of changes in financial position at and as of the end of such fiscal year, together with a statement of income for such fiscal year, in the same form as such annual financial statements are furnished to Company’s Board of Directors; (ii) within 45 days after the close of each fiscal quarter of Company, an unaudited balance sheet and statement of cash flows at and as of the end of such quarter, together with an unaudited statement of income for such quarter and a capitalization table; and (iii) promptly after the closing of each equity financing consummated by Company after the date this Warrant has been issued, a copy of the term sheet for such equity financing (if any), a post-closing capitalization table and other information relating to the valuation of Company. In addition, Company agrees to provide Holder at any time and from time to time with such information as Holder may reasonably request for purposes of Holder’s compliance with regulatory, accounting and reporting requirements applicable to Holder (e.g., Fair Value Accounting Standard 157), including any 409A valuation reports, as well as information with respect to whether the securities issuable upon the exercise hereof constitute “qualified small business stock” for purposes of Section 1202(c) of the Internal Revenue Code and Section 18152.5 of the California Revenue and Taxation Code. Notwithstanding the foregoing, Company shall not be required to furnish to Holder the financial information described in this Section 18.7 in the event such financial information has been previously delivered to Lender pursuant to the Loan Agreement.

19. Right to Purchase Securities in Future Financings. If in connection with the Next Round the investors who purchase Next Round Stock are granted pro rata investment rights then in connection with any equity or convertible debt securities that Company may from time to time propose to offer or sell after the Next Round, Company hereby grants to Holder the right to invest up to such amount of cash as is required to enable Holder to purchase that number of any equity or convertible debt securities as will enable Holder to own or acquire immediately after completion of such offering the same percentage of the securities of Company (on a fully diluted basis) as Holder owned and/or had the right to purchase (including under this Warrant, under any other warrant instrument held by Holder or any affiliate of Holder or otherwise with respect to any securities owned by Holder or any affiliate of Holder) immediately prior to commencement of such offering. Holder shall not have any obligation to purchase Company’s securities in any such future sale(s). In the event Holder exercises its purchase right set forth hereunder, Holder shall not have any obligation to purchase such securities, except pursuant to those definitive purchase documents executed by other purchasers in connection with the applicable offering. For avoidance of doubt, the right granted herein shall apply to all future sales of Company’s equity and convertible debt securities consummated by Company after the date hereof, excluding (i) any additional sales of Company’s Series A Preferred Stock, (ii) any sales of Series A-l Preferred Stock to General Catalyst Group VI, L.P., or its affiliates, pursuant to that certain Call Option Agreement dated as of February 19, 2013, and (iii) any sales of Next Round Stock. The right to purchase securities in future sales by Company thereof described in this Section 19 shall survive the payment and satisfaction of all of Company’s Obligations to Lender, notwithstanding anything to the contrary set forth in any other Loan Document executed or delivered by Company or Lender after the date hereof. Subject to compliance with applicable securities laws, Holder shall be entitled to apportion the rights hereby granted to it among itself and any affiliate of Holder in such proportions as Holder deems appropriate.

[Remainder of this page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, Company has caused this Warrant to be duly executed by its officer, thereunto duly authorized as of the date of issuance set forth on the first page hereof.

MULBERRY HEALTH INC.

By:	/s/ Sina Kevin Nazemi
Name:	Sina Kevin Nazemi
Title:	Co-CEO

[Signature Page to VLL6 Warrant]

FORM OF SUBSCRIPTION

(To be signed only upon exercise of Warrant)

To: ____________________

☐

The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, (1) See Below _____________ (____) shares (the “Shares”) of Stock of _____________ and herewith makes payment of _____________ Dollars ($______) therefor, and requests that the certificates for such shares be issued in the name of, and delivered to, _____________, whose address is _____________.

☐	The undersigned hereby elects to convert _____________ percent (__%) of the value of the Warrant pursuant to the provisions of Section 1(b) of the Warrant.

The undersigned acknowledges that it has reviewed the representations and warranties contained in Section 17 of this Warrant and by its signature below hereby makes such representations and warranties to Company.

Dated

Holder:

By:

Its:

(Address)

(1)

Insert here the number of shares called for on the face of the Warrant (or, in the case of a partial exercise, the portion thereof as to which the Warrant is being exercised), in either case without making any adjustment for additional Next Round Stock or any other stock or other securities or property or cash which, pursuant to the adjustment provisions of the Warrant, may be issuable upon exercise.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned, the holder of the within Warrant, hereby sells, assigns and transfers all of the rights of the undersigned under the within Warrant, with respect to the number of shares of Next Round Stock covered thereby set forth herein below, unto:

Name of Assignee	Address	No. of Shares

Dated

Holder:

By:

Its:

EXHIBIT “A”

[On letterhead of Company]

Reference is hereby made to that certain Warrant dated March 20, 2013, issued by MULBERRY HEALTH INC., a Delaware corporation (the “Company”), to VENTURE LENDING & LEASING VI, LLC, a Delaware limited liability company (the “Holder”).

[IF APPLICABLE] The Warrant provides that the actual number and type of shares of Company’s capital stock issuable upon exercise of the Warrant and the initial exercise price per share are to be determined by reference to one or more events or conditions subsequent to the issuance of the Warrant. Such events or conditions have now occurred or lapsed, and Company wishes to confirm the actual number of shares issuable and the initial exercise price. The provisions of this Supplement to Warrant are incorporated into the Warrant by this reference, and shall control the interpretation and exercise of the Warrant.

[IF APPLICABLE] Notice is hereby given pursuant to Section 4.5 of the Warrant that the following adjustment(s) have been made to the Warrant: [describe adjustments, setting forth details regarding method of calculation and facts upon which calculation is based].

This certifies that Holder is entitled to purchase from Company _____________ (_____________) fully paid and nonassessable shares of Company’s _____________ Stock at a price of __________________________ Dollars ($_________) per share. The applicable Stock Purchase Price and the number of shares purchasable under the Warrant remain subject to adjustment as provided in Section 4 of the Warrant.

Executed this __ day of _____________, 20__.

MULBERRY HEALTH INC.

By:

Name:

Title: